Exhibit 99.1

GROUP AGREEMENT

THIS AGREEMENT, dated as of January 30, 2023 (the “Effective Date”), is by and between (i) Velan Capital Master Fund LP, Velan Capital Holdings LLC, Velan Capital Investment Management LP, Velan Capital Management LLC, Adam Morgan and Balaji Venkataraman (collectively, “Velan”) and (ii) Rubric Capital Management LP and in his capacity as managing member of Rubric Capital Management GP LLC, David Rosen (collectively, “Rubric”) (each of the foregoing, a “Party” and, collectively, the “Parties” or the “Group”).

WHEREAS, the Parties, on behalf of themselves, their respective controlled affiliates, and any investment funds, managed accounts or other investment vehicles managed or advised by the Parties or their respective controlled affiliates (such controlled affiliates and vehicles are referred to as each Party's "Covered Entities"), desire to coordinate or provide notice of certain efforts with respect to Heron Therapeutics, Inc., a Delaware corporation (the "Company"), and its shares of common stock, par value $0.01 per share (the "Common Stock"), or other interests in respect of such shares (including any securities or instruments exchangeable for or convertible into equity or debt securities of the Company, options to purchase or sell equity or debt securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is related to equity or debt securities of the Company) (collectively, "Company Securities"). All references in this agreement to a "Party" shall be deemed to include such Party's Covered Entities, and, in the case of the "Parties," shall be deemed to include each Party's Covered Entities. Likewise, all references in this agreement to (i) Velan shall be deemed to include Velan’s Covered Entities and (ii) Rubric shall be deemed to include Rubric’s Covered Entities.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this agreement, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Representations. Velan represents to Rubric that, as of the Effective Date, Velan is the beneficial owner of 4,500,000 shares of Common Stock and, except for such shares of Common Stock, Velan and its Covered Entities do not beneficially own, and are not party to any agreement, arrangement or understanding in respect of, any other Company Securities. Rubric represents to Velan that, as of the Effective Date, Rubric is the beneficial owner of 11,750,000 shares of Common Stock and, except for such shares of Common Stock, Rubric and its Covered Entities do not beneficially own, and are not party to any agreement, arrangement or understanding in respect of, any other Company Securities.

2. Securities Transactions. From and after the Effective Date and subject to the further terms hereof, neither Velan nor Rubric shall, directly or indirectly, including, without limitation, through any of their respective Covered Entities, purchase, sell, pledge or otherwise acquire or dispose of any Company Securities without prior notice to the other Party (except that no such prior notice is required in connection with pledging as it relates to customary margin or similar requirements) and each of the Parties shall advise the other of changes to its ownership of Company Securities by 4:45 PM Eastern Time on the date of any such change in ownership of Company Securities, including with respect to any purchases or sales thereof. Velan and Rubric will agree on a trading policy to be in effect during the term of this agreement, which shall (i) take into account any capacity limitations with respect to Company Securities and the desired timing of the Parties crossing any ownership thresholds with respect to Company Securities that would trigger a filing with the Securities and Exchange Commission (including any Schedule 13Ds or Section 16 filings) or any other governmental authority (including any Hart-Scott-Rodino filings) and (ii) provide that each of Velan and Rubric will only buy, sell or otherwise transact in Company Securities approximately in proportion to the agreed upon target position of each Party.

3. Coordinated Activities. The following matters shall require the mutual agreement of Velan and Rubric: (i) the selection and nomination of one or more individuals to serve as directors of the Company; (ii) the making, revising or withdrawing of any proposals to the Company regarding the conduct of its business, corporate governance matters, corporate transactions or otherwise; (iii) seeking to control, advise, change or influence the management, directors, governing instruments, stockholders, policies or affairs of the Company; (iv) the conduct of any proxy contest, consent solicitation or similar actions involving the Company, including, without limitation, the engagement of any advisors with respect thereto; (v) the manner, form, content and timing of any communications with the Company; (vi) the manner, form, content and timing of any public disclosures, public statements or other communications relating to the Company, the Company Securities, this agreement or the activities contemplated by this agreement (except that, if such disclosure, statement or communication is required by law, regulation or fund documentation applicable to a Party, such Party may make such required disclosure, statement or other communication without the agreement of the other Party, provided that such Party has provided prior notice thereof to the other Party); (vii) the admission of any additional members to any group (within the meaning of Section 13 of the Exchange Act (as defined below)) with respect to the Company Securities and including the Parties, whether formed by this agreement or otherwise; and (viii) entering into any agreement, arrangement or understanding with any person (other than a Covered Entity) in connection with the holding, voting or disposition of Company Securities (collectively items (i)-(viii), the “Coordinated Activities”). The Parties will consult with each other in connection with voting of any Company Securities. The provisions of this Section 3 shall not restrict any Party from having discussions concerning the Company with stockholders, research analysts and other third parties to the extent such communications are consistent with the actions and communications previously agreed to by the Parties.

4. Expenses. Velan and Rubric shall pay all expenses incurred in connection with the Coordinated Activities delineated in Section 3 of this agreement, including legal expenses, proxy solicitation fees, public relations fees and other related expenses, pro-rata based on the number of shares owned by such Party. The pro rata portion of expenses shall be adjusted each month based on such Party’s respective ownership percentage as of the last day of the preceding month. Each Party will promptly upon request reimburse the other Party for its respective portion of any such shared expenses paid or advanced by the other with reasonable documentation evidencing its expenses. Notwithstanding the foregoing sentence, a Party will not be entitled to contribution for any expense or liability arising out of such Party's or its affiliates' fraud, willful misconduct, gross negligence, bad faith or activities or actions prior to the date hereof or any liability or expense relating specifically to such Party, except as otherwise explicitly set forth herein. For the avoidance of doubt, each Party agrees that the expenses incurred in connection with preparing this agreement shall be deemed expenses covered under this agreement by the Parties. Any reimbursement from the Company regarding the expenses paid by each Party under this agreement shall be allocated to each Party in proportion to the expenses paid pursuant to this Section 4.

5. Regulatory Reporting. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Parties agrees to the joint filing on their behalf of the information required by Schedule 13D (or any amendment thereof) if any such filing becomes required at any time. Each Party shall be responsible for the accuracy and completeness of its own portion of any disclosure in any such filing, and shall not be responsible for the accuracy or completeness of the information concerning the other Parties. The Parties shall cooperate in connection with any other regulatory filing that may be required to be made in connection with the matters contemplated by this agreement.

6. Termination. This agreement will terminate on the earliest to occur of (i) 11:59 p.m. (New York time) on the first anniversary of the Effective Date, (ii) mutual written agreement of the Parties to terminate this agreement, (iii) execution by the Parties of a settlement or cooperation agreement with the Company, (iv) completion of the Company's 2023 annual meeting of stockholders, or (v) in the event of a breach of this agreement by any Party or its affiliates after the date hereof, 24 hours after the non-breaching Party provides written notice of termination to the breaching Party identifying such breach (provided that no Party shall be permitted to provide a written termination notice on account of its own breaches of this agreement or those of its affiliates). In the event of termination, the Parties shall cooperate to take such actions as may be necessary or required publicly to disclose such termination and/or the consequences thereof, including, without limitation, amending any prior filings under the Exchange Act concerning the Company, Company Securities and/or the relationship of Velan and Rubric. Sections 4 (solely with respect to expenses incurred prior to the termination of the agreement) and 11 shall survive any termination of this agreement.

7. Relationship of the Parties. Nothing in this agreement shall be construed as creating (including, without limitation, for U.S. income tax purposes) any agency relationship, nor shall any Party, except as expressly set forth in this agreement, (i) have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other Parties or (ii) have any fiduciary or other duties to the other Parties. The relationship of the Parties pursuant to this agreement shall be limited to carrying out the activities described in accordance with the terms of this agreement.

8. Limitations on Liability. In no event shall any Party be liable to the other Parties for any actions or activities undertaken by such other Party or its affiliates pursuant to this agreement; provided, however, that a Party shall be liable for any such actions or activities arising out of such Party's or its affiliates' fraud, willful misconduct, gross negligence, bad faith or activities or actions prior to the date hereof or any liability or expense relating specifically to such Party.

9. Notices. All notices permitted or required hereunder shall be in writing and delivered personally or sent by overnight express mail or courier or sent by electronic mail to the other Party at the address below (or at such other address as a Party shall designate in writing to the other Party in the manner specified herein) and shall be effective at the earlier of the date received or, if by electronic mail, upon sender’s receipt of electronic confirmation of receipt if within normal business hours at the place notice was sent or, if thereafter, on the following business day.

If intended for Velan:

Velan Capital Investment Management LP

1055b Powers Place

Alpharetta, GA 30009

Attn: Adam Morgan

adam@velancapital.com

If intended for Rubric:

Rubric Capital Management LP

155 East 44th Street

New York, NY 10017

Attn: Justin Roberts; Brian Kleinhaus

email address: justin@rubriccapital.com; brian@rubriccapital.com

10. Further Assurances. Each Party hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this agreement.

11. Miscellaneous. This agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, (ii) may not be assigned, amended, waived or modified except by a writing signed by each Party, (iii) may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, (iv) is solely for the benefit of the Parties hereto and no other person shall have any rights hereunder and (v) represents the entire agreement between the Parties with respect to the subject matter of this agreement. For purposes of this agreement, the terms "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act. In addition, any legal action or proceeding arising out of the provisions of this agreement or the Parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York. To the extent required by applicable law, each of the Parties hereby agrees that this agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12. Counsel. Each Party acknowledges that (i) Olshan Frome Wolosky LLP shall act as counsel for the Group and Velan and (ii) Schulte Roth & Zabel LLP shall act as counsel to Rubric, in each case, relating to their investment in the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the date first written above.

Velan Capital Master Fund LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Velan Capital Management LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Management LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

/s/ Adam Morgan
Adam Morgan

/s/ Balaji Venkataraman
Balaji Venkataraman

Rubric Capital Management LP

By:	Rubric Capital Management GP LLC General Partner

By:	/s/ David Rosen
	Name:	David Rosen
	Title:	Managing Member

/s/ David Rosen
David Rosen in his capacity as Managing Member of Rubric Capital Management GP LLC